Additional Information

The combination of Telia and Sonera will be implemented through an exchange offer made by Telia to the shareholders of Sonera. This presentation is neither an offer to purchase nor a solicitaion of an offer to sell shares of Sonera. Any offer in the United States will only be made through a prospectus which is part of a registration statement on Form F-4 that will be filed with the U.S. Securities and Exchange Commission (the “SEC”). Sonera shareholders who are U.S. persons or are located in the United States are urged to carefully review the registration statement on Form F-4 and the prospectus included therein, the Schedule TO and other documents relating to the offer that will be filed by Telia with the SEC because these documents will contain important information relating to the offer. You are also urged to read the related solicitation/recommendation statement on Schedule 14D-9 that will be filed with the SEC by Sonera relating to the offer. You may obtain a free copy of these documents after they are filed with the SEC and other documents filed by Telia and Sonera with the SEC at the SEC’s web site at www.sec.gov. Once such documents are filed with the SEC, you will also be able to inspect and copy the registration statement on Form F-4, as well as any documents incorporated by reference therein, the Schedule TO and the Schedule 14D-9 at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. These documents may also be obtained free of charge by contacting Telia AB, Investor Relations, SE-12386 Farsta, Sweden Attention: External Communications and Investor Relations (tel: 46 8 7137143), or Sonera Corporation, Investor Relations, Teollisuuskatu 15, P.O. Box 106, FIN-00051 SONERA, Finland, Attention: Investor Relations (tel: 358 20401). YOU SHOULD READ THE PROSPECTUS AND THE SCHEDULE 14D-9 CAREFULLY BEFORE MAKING A DECISION CONCERNING THE OFFER.

A powerful combination

sonera

TELIA

A powerful combination

- Telia and Sonera have agreed to merge
- Creation of the leading Nordic and Baltic operator
- Strong financial resources and cash flow
- Significant synergies
- Profitable growth opportunities in Russia and Eurasia
- Footprint and customer base will attract best of breed partners
- Partner for future consolidation

Key terms of the transaction

- 1.51440 new Telia shares for each Sonera share through a public tender offer
- Telia shareholders will own 64% of the combined company and Sonera shareholders will own 36%
- Domiciled and headquartered in Sweden
- Listed in Stockholm, Helsinki and USA
- The Swedish Government is committed to voting in favour of the capital increase, and the Finnish Government to accept the tender offer
- The transaction is subject to regulatory approval and 90% acceptances

Nordic and Baltic leadership

Consolidated mobile subscribers(a)


9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
No. of subscribers (Thousands)
Denmark
Sweden
Finland
Norway
Baltic
TeliaSonera (b)
Telenor
Tele 2
TDC
Radiolinja/Elisa (c)
Vodafone (EP)
Orange DK

(a) Excluding Cable TV subscribers
(b) Including Telia Finland subscribers
(c) Including service providers in Finland

Fixed subscribers(c)


7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
No. of subscribers (Thousands
TeliaSonera
Tele2
Telenor
TDC
Elisa

sonera

TELIA

Nordic and Baltic leadership

Consolidated 2001 net sales (SEK million)


90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
TeliaSonera (a)
TDC (b)
Telia
Telenor
Tele2
Sonera
Elisa

Consolidated 2001 EBITDA (SEK million)


25,000
20,000
15,000
10,000
5,000
0
TeliaSonera (a)
TDC (b)
Telia
Telenor
Sonera
Elisa
Tele2

(a) Including net sales of SEK 5,738 million and EBITDA SEK 2,665 million resulting from consolidation of Omnitel, Lietuvos Telekomas and Latvian Mobile Telephone

(b) Including proportionate revenues and EBITDA

A financially strong combination

Net debt/EBITDA 2001


5x
4x
3x
2x
1x
0x
France Telecom
Deutsche Telekom
KPN
British Telecom
TDC
TeliaSonera
Telenor

Note:
Telecom Italia as per September 30, 2001. KPN adjusted for rights issue
France Telecom, Deutsche Telekom, KPN, British Telecom and TeliaSonera as per December 31, 2001

Substantial and realisable synergies

Costs	▪ Joint service development ▪ Billing systems ▪ Cross border network operations ▪ Best practice purchasing ▪ G&A synergies	▪ SEK 2.7 billion per annum ▪ Full synergy potential to be achieved in 2005 ▪ 50% in 2003 ▪ 75% in 2004
Revenues	▪ Customer retention and cross selling	
Capex	▪ Best practice purchasing	▪ SEK 450–900 million per annum ▪ Max savings of SEK 900m to be achieved in 2004 ▪ Ongoing capex savings after 2005 of SEK 450m
One-off Costs	▪ Restructuring costs ▪ Investments in common platforms	▪ Restructuring costs of SEK 2.3 billion in 2003

- Conservative estimate for total pre-tax cash flow synergies of SEK 2.7 billion post 2005
- Synergy estimate excludes exit of Telia Finland and not building two UMTS networks in Finland

Unmatched Nordic and Baltic mobile footprint

Norway (penetration 76%)	
Netcom ASA	
Telia:	100%
Subs YE 2001	970,000
Market share:	32%

Sweden (penetration 80%)	
Telia:	100%
Subs YE 2001:	3,439,000
Market share:	49%

Denmark (penetration 76%)	
Telia:	100%
Subs YE 2001:	288,000
Market share:	8%



Controlling interest
Non-controlling interest
#2
#1
#1
#1
#1
#1
#4

Note:
Market shares based on subscribers

Finland (penetration 83%)	
Sonera:	100%
Subs YE 2001.	2,459,783
Market share:	61%
Telia	100%
Subs YE 2001	239,000
Market share	6%

Estonia (penetration 52%)	
EMT	
Sonera: 24.5%, Telia 24.5%	
Subs YE 2001:	382,700
Market share:	54%

Latvia (penetration 26%)	
LMT	
Sonera: 35.8%[a], Telia: 24.5%	
Subs YE 2001:	349,000
Market share:	58%

Lithuania (penetration 27%)	
Omnitel	
Sonera: 27.5%, Telia: 27.5%	
Subs YE 2001:	556,000
Market share:	58%

(a) Direct ownership 24.5% and indirect through Lattelekom 11.3%

sonera

TELIA

Nordic and Baltic fixed footprint
2001 YE figures

Sweden	
Telia:	100%
Standard lines	5,663,000
ISDN channels	922,000
Broadband	245,000
Internet (dial-up)	747,000
CATV	1,378,000

Denmark	
Telia:	100%
Fixed telephony	264,000
Broadband	58,000
Internet (dial-up)	89,000
CATV	179,000



<50% combined ownership
>50% combined ownership

Finland	
Sonera:	100%
Standard lines	532,748
ISDN channels	51,156
Broadband	16,458
Internet (dial-up)	244,000
CATV	145,000

Estonia	
Eesti Telefon	
Sonera: 24.5%, Telia: 24.5%	
No of subs	502,000
of which ADSL	17,000

Latvia	
Lattelekom	
Sonera:	49%
No of subs	722,000
of which ADSL	6,000

Lithuania	
Lietuvos Telekomas	
Sonera: 30%, Telia: 30%	
No of subs	1,152,000

Note:
Broadband includes ADSL, LAN and CATV Internet subscribers

Profitable growth opportunities in Russia and Eurasia

Turkcell	
Ownership	37.1%
Market value	USD 2.9bn
Subscribers ('000)	12,200
Proportionate subscribers ('000)	4,526
Adj. EBITDA 2001	USD 460m
Proportionate adj. EBITDA 2001	USD 171m

Fintur companies [a]	
Ownership	58.55%
Market value	NA
Subscribers ('000)	1,128
Proportionate subscribers ('000)	380
EBITDA 2001[b]	USD 73m
Proportionate EBITDA 2001[b]	USD 43m

Megafon	
Combined ownership	43.8%
Market value	NA
Subscribers ('000)	917
Proportionate subscribers ('000)	402
EBITDA 2001	NA
Proportionate EBITDA 2001	NA

- All companies have a positive operating cash flow
- Substantial growth in subscribers and profitability
- Cohesive footprint

(a) Pending transaction subject to due diligence, fair value assessment and regulatory and board approval. Sonera's current ownership is 35.3%
(b) Estimated by Sonera

Transaction timing

▪ Regulatory and competition filings	May
▪ SEC Registration	May
▪ Anticipated posting of tender document	May
▪ Potential expiry of tender offer	June
▪ Anticipated closing	June/July

Clear strategy to enhance value

- Improved cash flow from operations from enlarged home market
  - Cost and capital expenditure efficiency programmes
  - Baltic consolidation
  - Synergy implementation
- Innovative service development over enlarged home market
  - Leader in wireless data
  - Combined R&D
  - Partner of choice
- International growth based on proven GSM technology in Russia and Eurasia
- Enhanced competitive positioning and abilities
- Open to future consolidation opportunities

Sonera's key actions
Ongoing 2002

1. Execute commitment and eliminate additional expenditure in international 3G joint-ventures and operations
2. Radical scale-down and restructuring of Services while retaining the innovative strengths
3. Improve customer focus
4. Capitalise on best-of-breed Finnish mobile business to develop capital-efficient transition from 2.5G to 3G for new growth
5. Improve overall cash flows from operations
6. Drive forward asset disposals, but avoid "fire-sales"

Telia's key actions
Ongoing 2002

1. Continue rationalisation of the sales organisation and increased customer focus
2. Streamline service portfolio
3. Strong focus on reassessing all ongoing and new development projects
4. Continue to improve operational performance in Danish mobile
5. Extract synergies from Nordic operations
6. Transform International Carrier into a financially viable operation: Eliminate cash flow losses through strong sales focus with a minimum of further capex
7. Continue strong broadband roll-out

Near term implementation priorities
Combined company's additional key actions

1. Exit Telia's Finnish mobile business
2. Consolidate Baltic operator footprint
3. Develop unified pan-Nordic and Baltic services
4. Implement synergy plans and integration as catalyst for improved performance

Preliminary pro forma 2001 financials[(a)]
Breakdown of sales and EBITDA (SEK million)

Pro forma net sales 2001


57,196
20,241
5,738
150
83,025
Telia
Sonera
Baltic Assets
Group eliminations
Total (b)

Pro forma EBITDA 2001


12,915
5,266
2,665
20,847
Telia
Sonera
Baltic Assets
Total (Underlying)

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera
(b) Including estimated TeliaSonera internal sale elimination of SEK 150 million

Pro forma ownership structure


Institutional owners 29%
Swedish government 45%
Finnish retail 3%
Swedish retail 4%
Finnish government 19%

Corporate governance

- Independent Board
  - Nomination Committee of two Chairmen
  - Only professional appointments
- Structure
  - 9 non-executive Board members
  - Chairman Mr Tapio Hintikka
  - Deputy Chairman Mr Lars-Eric Petersson
  - Initial Board will include:
    - Chairmen of Sonera and Telia
    - Additional 6 members of the existing Boards (3 for each of Sonera and Telia)
    - 1 new outside director appointed
- At the AGM 2003, 2 new outside directors will be appointed
- Chairmen will play an active role in integration and implementation of change
  - Initial term up to AGM 2005
- Full support from both Boards and management teams
- Full support from the Finnish and Swedish Governments
- New CEO from outside the two companies
- Harri Koponen Deputy CEO

Full support from major shareholders

- Finnish Government has committed to accept exchange offer
- Swedish Government has committed to vote in favour of exchange offer at EGM
- Subject to market conditions, the Governments intend to reduce shareholding over five years
- Governments supportive of consolidation in the industry

Background Materials

Nordic and Baltic mobile
Key figures (2001)

SEK million	Sweden	Finland [a]	Norway	Denmark	Baltics [b]	Total	Telia Finland
Subscribers	3,439,000	2,459,783	970,000	288,000	905,000	8,061,783	239,000
+ service providers	74,000	50,245	112,000	0	0	236,245	0
Net sales	11,546	11,226	4,316	731	3,008	30,827	666
Underlying EBITDA	5,132	5,599	1,381	-602	1,203	12,713	-412
EBITDA-margin (%)	44.4%	49.9%	32.0%	-82.4%	40.0%	41.2%	-61.9%

(a) Sonera Finland only
(b) Controlled subscribers (Omnitel and LMT)

EUR 500 million cap on 3G spending
No change in strategy

Germany – Group 3G	Italy – IPSE 2000	Spain – Xfera
▪ 42.8% stake ▪ EUR 3.6 billion invested to date ▪ No more capital investments by Sonera ▪ Sonera will be diluted ("fair market value") rather than put in more money	▪ 12.55% stake ▪ Total commitments EUR 180 million over 10 years ▪ Company now in "hibernation"	▪ 14.25% stake ▪ Maximum committed funding EUR 300 million ▪ Company now in "hibernation" ▪ Assumes company comes out of hibernation with plan to meet commitments

Nordic and Baltic fixed
Key figures (2001)

SEK million	Net sales	Underlying EBITDA	EBITDA margin (%)
Sweden	33,706	11,594	34%
Finland	7,839	1,718	22%
Denmark	1,204	13	1%
Total Nordic	**42,749**	**13,325**	**31%**
Eesti Telefon	1,703	518	30%
Lattelekom	2,388	1,129	47%
Lietuvos Telekomas	2,740	1,462	53%
Total Baltic	**6,831**	**3,109**	**46%**

Note:
Exluding Telia Internet Services and Sonera Services
Eesti Telefon and Lattelekom are not consolidated in the new group

Broadband initiative

Internet accesses, December 31, 2001

	Sweden	Finland	Denmark	Lithuania	Latvia	Estonia
Dial-up	747,000	227,000	89,000	NA	NA	NA
ADSL/LAN	197,000	12,500	–	2,400	6,000	17,000
CATV Internet	48,000	4,500	58,000	–	–	–
Total	**992,000**	**244,000**	**147,000**	**2,400**	**6,000**	**17,000**

Note:
Residential ADSL only

Other potential broadband accesses, December 31, 2001

	Sweden	Finland	Denmark	Lithuania	Latvia	Estonia
CATV subscriptions	1,378,000	145,000	179,000	–	66,000	–
Homes passed, connected broadband	420,000	NA	304,000	–	–	–

International carrier
Key figures 2001

SEK million	Sonera	Telia	TeliaSonera
Net sales	1,638	4,636	6,274
Underlying EBITDA	410	-1,562	-1,152
CAPEX	194	5,037	5,231

- Connects over 50 major business centres in Europe, Russia and US with multiple PoPs
- Over 120 technical POPs in 22 countries
- Main part of the network ready for service end of 2001 with approximately 40,000 kms lit

Preliminary pro forma 2001 financials
Assumptions

- Prepared in accordance with IAS
- Consolidation of AB Lietuvos Telekomas, UAB Omnitel and Latvijas Mobilais Telefons SIA
- The preliminary transaction value has been calculated based on Telia's closing share price as of March 19, 2002 (SEK 36.80) and a SEK/EUR exchange rate of 9.0402
- Based on Sonera's equity as of December 31, 2001, after conversion to IAS, the transaction creates goodwill of SEK 19.7 billion, which under current accounting principles is amortized over 20 years
- The final combination of Telia and Sonera will, however, be calculated based on the transaction value and the fair values of Sonera's identifiable assets and liabilities at the date of exchange of control

Preliminary pro forma 2001 financials[a]
Income statement and cash flow

SEK million	TeliaSonera Pro forma	Telia	Sonera
Net sales	83,025	57,196	20,241
Underlying EBITDA	20,847	12,915	5,266
EBITDA margin	*25%*	*23%*	*26%*
Income from associates	4,056	6,136	-1,907
Non-recurring items	7,251	384	6,867
Depreciation, amortisation, write-downs	-20,720	-13,975	-4,165
Operating income	11,434	5,460	6,061
Operating income margin	*14%*	*10%*	*30%*
Income after financial items	8,032	4,808	3,415
Net income	4,599	1,869	3,693
Earnings per share	*0.98*	*0.62*	*4.00*
Cash flow from operating activities	14,012	10,416	1,823
Capital expenditure	-22,207	-16,922	-3,323
Free cash flow[b]	**-8,195**	**-6,506**	**-1,500**

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera

(b) Post tax, interest and changes in working capital. Free cash flow excluding other investments/divestments

Preliminary pro forma 2001 financials[(a)]
Balance sheet

SEK million	TeliaSonera Pro forma	Telia	Sonera
Intangible fixed assets	51,667	26,816	3,060
Tangible fixed assets	65,954	47,314	11,971
Financial fixed assets	71,057	20,784	56,858
Current non-interest bearing assets	26,728	19,966	5,720
Cash and short-term investments	20,771	13,311	7,078
Total assets	**236,177**	**128,191**	**84,687**
Equity	121,366	59,885	45,697
Minority interests	2,793	204	121
Interest bearing debt	65,403	31,482	32,368
Other liabilities	46,615	36,620	6,501
Total equity and liabilities	**236,177**	**128,191**	**84,687**
Net interest bearing debt	36,714	10,661	24,881
Net interest bearing debt/equity	29.6%	17.7%	54.3%
Net interest bearing debt/EBITDA	1.8x	0.8x	4.7x

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera

Preliminary pro forma 2001 financials [(a)]

Breakdown of net debt (SEK million)

2001 Pro Forma Net Debt


10,661
24,881
1,172
36,714
Telia
Sonera
Baltic Assets
Total

Calculation of Net Debt

Telia	
Total interest bearing debt	31,482
Cash and marketable securities	(9 120)
Interest bearing financial assets	(7 510)
Interest bearing financial receivables	(4,191)
Net interest bearing debt	**10,661**
Sonera	
Total interest bearing debt	32,368
Cash and marketable securities	(6 659)
Interest bearing receivables	(828)
Net interest bearing debt	**24,881**

(a) Financials are unaudited under IAS for TeliaSonera and for Sonera

Sonera outlook for year 2002

- Limited signs of revival of economic growth
- Revenues are estimated to grow more slowly than in 2001
- EBITDA losses from service business cut to EUR 50 million
- The Group's comparable EBITDA is estimated to improve by about a third on the previous year
- Significant non-cash equity losses in associated companies particularly due to business start-up costs of Group 3G in Germany
- Cash flow from operations estimated to improve significantly
- Net debt to reduce further

Telia outlook for year 2002

- General economic situation continues to dampen operations
- The intensified efficiency measures are expected to yield positive effects starting in the second half of 2002
- Significantly lower investments expected in 2002
- Group financial goals over the medium-long term
  - Revenue growth target around 8% for comparable units
  - Underlying EBITDA margin of 25–30% expected to be reached in H2
- International Carrier
  - Positive underlying monthly EBITDA by the end of 2002
- Internet Services
  - Positive underlying monthly EBITDA by the end of 2003

A powerful combination

- Telia and Sonera have agreed to merge
- Creation of the leading Nordic and Baltic operator
- Strong financial resources and cash flow
- Significant synergies
- Profitable growth opportunities in Russia and Eurasia
- Footprint and customer base will attract best of breed partners
- Partner for future consolidation